
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM
THE DECEMBER 31, 1994 FINANCIAL STATEMENTS OF COMMERCIAL CREDIT COMPANY
AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1994
<PERIOD-END>                               DEC-31-1994
<CASH>                                         $23,600
<SECURITIES>                                   902,600<F1>
<RECEIVABLES>                                7,144,100<F2>
<ALLOWANCES>                                 (181,900)
<INVENTORY>                                          0<F3>
<CURRENT-ASSETS>                                     0<F3>
<PP&E>                                               0<F3>
<DEPRECIATION>                                       0<F3>
<TOTAL-ASSETS>                               8,226,800
<CURRENT-LIABILITIES>                                0<F3>
<BONDS>                                      6,388,100<F4>
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0<F3>
<PREFERRED>                                          0<F3>
<OTHER-SE>                                   1,112,400<F5>
<TOTAL-LIABILITY-AND-EQUITY>                 8,226,800
<SALES>                                              0<F3>
<TOTAL-REVENUES>                             1,598,000
<CGS>                                                0<F3>
<TOTAL-COSTS>                                1,234,100
<OTHER-EXPENSES>                                     0<F3>
<LOSS-PROVISION>                               151,600<F6>
<INTEREST-EXPENSE>                             402,800<F6>
<INCOME-PRETAX>                                363,900
<INCOME-TAX>                                   127,200
<INCOME-CONTINUING>                            221,900
<DISCONTINUED>                                       0<F3>
<EXTRAORDINARY>                                      0<F3>
<CHANGES>                                            0<F3>
<NET-INCOME>                                   221,900
<EPS-PRIMARY>                                        0<F3>
<EPS-DILUTED>                                        0<F3>

<F1>Includes the following items from the financial statements: total investments
$902,600.
<F2>Includes the following items from the financial statements: consumer finance receivables $6,927,700 and other receivables $216,400.
<F3>Items which are inapplicable relative to the underlying finacial statements are indicated with a zero as required.
<F4>Includes the following items from the financial statements: certificates of deposit $73,500; short-term borrowings $2,304,600 and long-term debt $4,010,000.
<F5>Includes the following items from the financial statements: additional paid-in capital $163,500; retained earnings $974,500; unrealized gain (loss) on investments
$(25,300); and cumulative translation adjustment $(300).
<F6>Included in total cost and expenses applicable to sales and revenues.

